          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1999.
                                                   REGISTRATION NO. 333-________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             THE VANTIVE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                            77-0266662
------------------------------------------------           ------------------------------------
(State or other jurisdiction of incorporation or           (I.R.S. employer identification no.)
                 organization)


                              2455 AUGUSTINE DRIVE
                              SANTA CLARA, CA 95054
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                             THE VANTIVE CORPORATION
                       1997 NONSTATUTORY STOCK OPTION PLAN
                       -----------------------------------
                            (Full title of the plan)

                                THOMAS L. THOMAS
                     CHAIRMAN OF THE BOARD OF DIRECTORS AND
                             CHIEF EXECUTIVE OFFICER
                             THE VANTIVE CORPORATION
                              2455 AUGUSTINE DRIVE
                              SANTA CLARA, CA 95054
                     --------------------------------------
                     (Name and address of agent for service)

                                 (408) 982-5700
          (Telephone number, including area code, of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                            Proposed
                                                      Proposed Maximum       Maximum
   Title of Securities to be           Amount to be    Offering Price       Aggregate         Amount of
         Registered(1)                 Registered(2)    Per Share(3)    Offering Price(3)   Registration Fee
------------------------------------------------------------------------------------------------------------
1997 NONSTATUTORY STOCK OPTION PLAN    999,838 shares     $ 6.5833       $ 6,582,233.51
 Common Stock, ($0.001 par value)    1,450,162 shares     $10.28125      $14,909,478.10

 Total:                              2,450,000 shares                    $21,491,711.61         $5,974.69
============================================================================================================

(1)     The securities to be registered include options to acquire such Common
        Stock.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(3) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. As to the 999,838 shares subject to outstanding but unexercised options under the 1997 Nonstatutory Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the 1,450,162 remaining shares issuable under the 1997 Nonstatutory Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on June 21, 1999, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The Vantive Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 14, 1999.

        (b) The Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 9, 1995 and December 18, 1998, including any amendments or reports filed for the purpose of updating such descriptions.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, filed after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich LLP ("GCWF"). As of June 22, 1999, certain attorneys of GCWF owned 18,232 shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

        Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

        The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 24, 1999.

                                        THE VANTIVE CORPORATION

                                        By: /s/ Leonard LeBlanc
                                           -------------------------------------
                                           Leonard LeBlanc
                                           Executive Vice President and Chief
                                           Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of The Vantive Corporation, whose signatures appear below, hereby constitute and appoint Thomas L. Thomas, Leonard LeBlanc, and David Schellhase, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 24, 1999.

Signature                                      Title                                               Date
-----------------------------------------------------------------------------------------------------------
/s/  Thomas L. Thomas                          Chairman of the Board of Directors,            June 24, 1999
-------------------------------                Chief Executive Officer and Director
Thomas L.  Thomas                              (Principal Executive Officer)


/s/  Leonard LeBlanc                           Executive Vice President and Chief             June 24, 1999
-------------------------------                Financial Officer
Leonard LeBlanc                                (Principal Financial Officer)


/s/  Michael M. Loo                            Vice President, Finance (Principal             June 24, 1999
-------------------------------                Accounting Officer)
Michael M. Loo


/s/  William H. Davidow                        Director                                       June 24, 1999
-------------------------------
William H. Davidow


/s/  Peter A. Roshko                           Director                                       June 24, 1999
-------------------------------
Peter A. Roshko

/s/ Raymond L Ocampo Jr.                       Director                                       June 24, 1999
-------------------------------
Raymond L Ocampo Jr.


/s/  Patti Manuel                              Director                                       June 24, 1999
-------------------------------
Patti Manuel

                                  EXHIBIT INDEX

      Exhibit
        No:     Description of Document
      -------   -----------------------
        4.1     Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August
                18, 1995, is incorporated by reference to Exhibit 4.1 to the
                Company's Registration Statement on Form S-8 filed with the
                Securities and Exchange Commission on September 26, 1997 (No.
                333-36551)

        4.2     Restated Bylaws of the Company

        4.3 Instruments Defining the Rights of Stockholders. Reference is made to the Company's Registration Statement No. 000-26592 on
                Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference.

        5       Opinion of Gray Cary Ware & Freidenrich LLP

        23.1 Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5)

        23.2    Consent of Arthur Andersen LLP, Independent Accountants

        24 Power of Attorney (included in signature pages to this registration statement)